Exhibit 10.7

ASSET PURCHASE AGREEMENT

AGREEMENT (this “Agreement”) dated as of July 22, 2008 between MSCI Inc., a Delaware corporation (“Buyer”), and Morgan Stanley & Co. Incorporated, a Delaware corporation (“Seller”).

W I T N E S S E T H :

WHEREAS, Buyer conducts a business which provides investment decision support tools used by institutional investors (the “Business”);

WHEREAS, Seller and/or certain of its Affiliates, own certain furniture, equipment and fixtures used in the conduct of the Business;

WHEREAS, Seller desires to sell, and cause it Affiliates to sell, to Buyer (or its designees) substantially all of the furniture, equipment and fixtures used primarily in the Business, and Buyer desires to purchase all such furniture, equipment and fixtures of the Business from Seller and such Affiliates, upon the terms and subject to the conditions hereinafter set forth;

The parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.  Definitions.  (a) As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.  “Control” (and any form thereof, including “Controlled by”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Applicable Law” means, with respect to any Person, any federal, state or local law (statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Bill of Sale” means the Bill of Sale and Assignment Agreement in the form attached as Exhibit A and dated as of the Closing Date among Seller, Buyer and the other Seller Entities.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.

“Closing Date” means the date of the Closing.

“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, agency or official, including any political subdivision thereof.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

“Seller Entities” means, collectively, the Seller and its Affiliates that own Purchased Assets.

(b)        Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Agreement	Preamble
Allocation	2.02
Business	Recitals
Buyer	Preamble
Closing	2.03
e-mail	7.01
Purchase Price	2.02
Purchased Assets	2.01
Seller	Preamble

Section 1.02.  Other Definitional and Interpretative Provisions.  The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.  References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.  All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.  Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular.  Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.  “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.  References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule.  References to any Person include the successors and permitted assigns of that Person.  References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law.

ARTICLE 2
Purchase and Sale

Section 2.01.  Purchase and Sale.  Except as otherwise provided below, upon the terms and subject to the conditions of this Agreement, Buyer agrees to purchase from the Seller Entities and Seller agrees to sell, convey, transfer, assign and deliver, or cause each other Seller Entity to sell, convey, transfer, assign and deliver, to Buyer (or its designees) at the Closing, on an AS IS, WHERE IS basis, all of Sellers’ and such other Seller Entity’s right, title and interest in, to the assets referenced on Schedule 2.01 (the “Purchased Assets”) and all rights, claims, credits, causes of action or rights of set-off against third parties relating to or arising from the Purchased Assets, including unliquidated rights under manufacturers’ and vendors’ warranties.

Section 2.02.  Purchase Price.  The purchase price for the Purchased Assets (the “Purchase Price”) is $3,518,035.29 in cash.  The Purchase Price shall be paid as provided in Section 2.03.

Section 2.03.  Closing.  The closing (the “Closing”) of the purchase and sale of the Purchased Assets hereunder shall take place at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York at such time or place as Buyer and Seller may agree.  At the Closing:

(a)        Buyer shall deliver to Seller the Purchase Price in immediately available funds by wire transfer to an account of Seller with a bank in New York City designated by Seller, by notice to Buyer, not later than two Business Days prior to the Closing Date (or if not so designated, then by certified or official bank check payable in immediately available funds to the order of Seller in such amount).

(b)        Seller and Buyer shall enter into, and Seller shall cause the other Seller Entities to enter into, the Bill of Sale and, subject to the provisions hereof,

Seller shall, and shall cause the other Seller Entities to, deliver to Buyer such deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the parties and their respective counsel shall deem reasonably necessary to vest in Buyer all right, title and interest in, to and under the Purchased Assets.

ARTICLE 3
Tax Matters

Section 3.01.  Transfer Taxes.  All excise, sales, use, value added, registration stamp, recording, documentary, conveyancing, franchise, property, transfer, gains and similar taxes, levies, charges and fees incurred in connection with the transactions contemplated by this Agreement shall be borne by Buyer.

ARTICLE 4
Representations and Warranties of Seller

Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

Section 4.01.  Corporate Existence and Power.  Seller is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

Section 4.02.  Corporate Authorization.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within Seller’s corporate powers and have been duly authorized by all necessary corporate action on the part of Seller.  This Agreement constitutes a valid and binding agreement of Seller.

Section 4.03.  Governmental Authorization.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

Section 4.04.  Noncontravention.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Seller, (ii) violate any Applicable Law, (iii) require any consent or other action by any Person under, or constitute a default under, any provision of any agreement or other instrument binding upon such Seller or (iv) violate any judgment, decree or order applicable to such Seller.

ARTICLE 5
Representations and Warranties of Buyer

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

Section 5.01.  Corporate Existence and Power.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

Section 5.02.  Corporate Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action on the part of Buyer.  This Agreement constitutes a valid and binding agreement of Buyer.

Section 5.03.  Governmental Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any Governmental Authority.

Section 5.04.  Noncontravention.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby do not and will not (v) violate the certificate of incorporation or bylaws of Buyer, (vi) violate any Applicable Law, (vii) require any consent or other action by any Person under, or constitute a default under, any provision of any agreement or other instrument binding upon such Buyer or (viii) violate any judgment, decree or order applicable to such Buyer.

ARTICLE 6
Covenants of Buyer and Seller

Buyer and Seller agree that:

Section 6.01.  Reasonable Best Efforts; Further Assurance.  Subject to the terms and conditions of this Agreement, Buyer and Seller will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under Applicable Law to consummate the transactions contemplated by this Agreement.  Seller and Buyer agree to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement and to vest in Buyer good title to the Purchased Assets.

Section 6.02.  Public Announcements.  The parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except for any press releases and public statements the making of which may be required by Applicable Law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

ARTICLE 7
Miscellaneous

Section 7.01.  Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given, if to Buyer, to:

MSCI Inc.
88 Pine Street
New York, NY 10005
Attn: Frederick W. Bogdan, General Counsel
Facsimile: (212) 804-2906

if to Seller, to:

Morgan Stanley & Co., Incorporated
1585 Broadway
New York, NY 10036
Attn: Martin M. Cohen, Director of Company Law
Facsimile: (212) 507-3334

with a copy to:

Davis Polk & Wardwell
450 Lexington Avenue
New York, NY 10017
Attn: John A. Bick
Facsimile: (212) 450-3500

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto.  All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 7.02.  Survival.  The representations and warranties of the parties hereto contained in this Agreement shall survive the Closing.

Section 7.03.  Amendments and Waivers.  (a)  Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)        No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.04.  Expenses.  Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 7.05.  Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

Section 7.06.  Governing Law.  This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state.

Section 7.07.  Jurisdiction.  The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.01 shall be deemed effective service of process on such party.

Section 7.08.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.09.  Counterparts; Effectiveness; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 7.10.  Entire Agreement.  This Agreement and the Bill of Sale constitute the entire agreement between the parties with respect to the subject matter of hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to such subject matter.

Section 7.11.  Bulk Sales Laws.  Buyer and Seller each hereby waive compliance by Seller with the provisions of the “bulk sales,” “bulk transfer” or similar laws of any state.

Section 7.12.  Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party.  Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MSCI INC.
By:	/s/ Gary Retelny
	Name:	Gary Retelny
	Title:	Corporate Secretary and Chief Administrative Officer

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Martin M. Cohen
	Name:	Martin M. Cohen
	Title:	Managing Director

[signature page to Asset Purchase Agreement]

Schedule 2.01

MSCI

ASSET PURCHASE FROM MORGAN STANLEY

Seller: MS Financing Inc.	Asset Description	Purchase Price
Purchaser: MSCI Inc.	Computer equipment (67 PCs) installed at 88 Pine Street, New York	201,260.15
	Desks installed at 88 Pine Street, New York	333,742.68
	Audio visual equipment installed at 88 Pine street, New York	72,046.76

	Grand Total -all at 2nd and 3rd floors 88 Pine Street, New York	607,049.59

Seller: MS Financing Inc.	Asset Description	Purchase Price
Purchaser: Barra Inc.	Leasehold improvement on the 3rd floor of 88 Pine street, New York. Including carpets, office walls, decorating and cabling installed	1,766,302.46

	Grand Total -all on 3rd floor 88 Pine Street, New York	1,766,302.46

Seller: Morgan Stanley & Co. Incorporated	Asset Description	Purchase Price
Purchaser: Barra Inc.	Computer servers installed in 2100 Milvia Street, Berkeley, California	418,831.94
	Furniture on 3rd floor of 2100 Milvia Street, Berkeley, California	9,355.46
	70 PCs installed in 555 California Street San Francisco and 2100 Milvia Street, Berkeley California	209,001.21
	Telecom equipment installed in 2100 Milvia Street, Berkeley, California	150,069.64

	Grand Total	787,258.25

Seller: Morgan Stanley UK Group	Asset Description	Purchase Price
Purchaser: MSCI Limited	Cabling in London office	32,297.53
	Office construction	63,999.63
	Security configuration	46,660.81

	Grand Total - all at 3rd floor, 75 King William Street, London, England	142,957.97

Seller: Morgan Stanley Services (UK) Limited	Asset Description	Purchase Price
Purchaser: MSCI Limited	Computer equipment - 56 PCs	70,374.20
	Furniture in 75 King William Street office	47,848.55
	Audiovisual equipment	33,408.74

	Grand Total - all at 3rd floor, 75 King William Street, London, England	151,631.49

Seller: Morgan Stanley Australia Finance Limited	Asset Description	Purchase Price
Purchaser: MSCI Australia Pty Limited	Computer Equipment: - 4 PCs	9,020.11
	Furniture in Sydney office of MSCI on Level 9, 1 Castlereagh Street	12,403.41
	PBX in the Sydney office	41,412.01

	Grand Total - all at Level 9, 1 Castlereagh Street, Sydney, Australia	62,835.53

EXHIBIT A

BILL OF SALE AND ASSIGNMENT AGREEMENT

THIS BILL OF SALE AND ASSIGNMENT (this “Bill of Sale”) dated as of July 31, 2008 between Morgan Stanley & Co. Incorporated, a Delaware corporation (“Seller”), MSCI INC., a Delaware corporation (“Buyer”) and the other persons listed on the signature pages hereto (together with Seller, the “Seller Entities”).

W I T N E S S E T H :

WHEREAS, Buyer and Seller have concurrently herewith consummated the purchase by Buyer of the Purchased Assets pursuant to the terms and conditions of the Asset Purchase Agreement dated July 22, 2008 between Buyer and Seller, (the “Asset Purchase Agreement”; terms defined in the Asset Purchase Agreement and not otherwise defined herein being used herein as therein defined);

NOW, THEREFORE, in consideration of the sale of the Purchased Assets and in accordance with the terms of the Asset Purchase Agreement, the parties hereto agree as follows:

1.     (a)  Each Seller Entity does hereby, effective as of the Closing, convey, sell, transfer, grant, assign and deliver unto Buyer and its successors and assigns, forever, all of such Seller Entity’s right, title and interest in, to and under the Purchased Assets listed opposite such Seller Entity’s name on Schedule 2.01 of the Asset Purchase Agreement, subject to the terms and conditions of the Asset Purchase Agreement.

(b)    Buyer does hereby accept all the right, title and interest of each Seller Entity in, to and under all of such Purchased Assets (except as aforesaid).

2.      This Bill of Sale is subject to all of the terms, conditions and limitations set forth in the Asset Purchase Agreement.  All the Purchased Assets, sold, transferred, assigned, conveyed and delivered hereunder are being sold, transferred, assigned, conveyed and delivered to Buyer in an “AS IS, WHERE IS CONDITION AND WITH ALL FAULTS” on the date hereof, subject to all latent and patent defects.  THE SELLER ENTITIES MAKE NO REPRESENTATIONS OR WARRANTIES AS TO THE PURCHASED ASSETS, INCLUDING AS TO THEIR PHYSICAL CONDITION, USABILITY, MERCHANTABILITY OR FITNESS FOR ANY PURPOSE.

3.      In the event that any provision of this Bill of Sale is constructed to conflict with a provision in the Asset Purchase Agreement, the provision in the Asset Purchase Agreement shall be deemed to be controlling.

4.      This Bill of Sale shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state

5.      This Bill of Sale may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

MSCI INC.
By:
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED
By:
Name:
Title:

[THE OTHER SELLER ENTITIES]

[signature page to Bill of Sale]